UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section §240.14a-12

ESSEX RENTAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ESSEX RENTAL CORP.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
___________________

SUPPLEMENTAL PROXY MATERIALS
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held June 4, 2015
___________________

On May 18, 2015, the Company issued a press release containing an important voting advisory for its Annual Meeting of Stockholders scheduled for June 4, 2015.

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IMPORTANT VOTING ADVISORY FOR JUNE 4, 2015 ANNUAL MEETING
Only WHITE proxy card votes will be counted in director election

Dissident stockholders seek to sow confusion over nomination rights

BUFFALO GROVE, IL - May 18, 2015 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the "Company") today repeated the following important voting advisory for its Annual Meeting of Stockholders scheduled for June 4, 2015 in light of public statements by Lee Keddie and Kevin Casey intended to create confusion over their ability to nominate directors at the Company's Annual Meeting.
The Company has repeatedly advised Messrs. Keddie and Casey that because they have failed to comply with the advance notice provisions of the Company's bylaws they will not be permitted to make nominations at the Annual Meeting, and that votes cast for directors on their gold proxy card will not be counted at the Annual Meeting. Messrs. Keddie and Casey nonetheless continue to solicit stockholder votes on their gold proxy card without disclosing to stockholders that votes on the gold card will not count. Accordingly, the Company is repeating this voting advisory to ensure that Essex stockholders properly exercise their voting rights.
Essex stockholders intending to vote for the election of directors at the 2015 Annual Meeting by the granting of a proxy should note that only votes for directors cast on the Company's WHITE proxy card will be counted at the Annual Meeting. Votes for directors cast on any other proxy card, including the gold proxy card solicited by Lee Keddie and Kevin Casey, will not be counted.
Accordingly, to exercise your right as a stockholder to vote for nominees for director at the Annual Meeting, you should sign, date and return the WHITE proxy card included with the Company's proxy statement mailed to you on or about April 30, 2015. For the director election, you should disregard any other proxy cards you may have received or may receive in the future, including Messrs. Keddie's and Casey's gold proxy card, purporting to allow you to vote for nominees for director at the Annual Meeting, as all other proxy cards are invalid for use, and will not be accepted, in the director election at the Annual Meeting.
Notwithstanding the inability of Messrs. Keddie and Casey to make nominations at the Annual Meeting for failure to comply with the Company's bylaws, the Company's Board of Directors has invited Mr. Keddie and his fellow purported nominee, John Climaco, to join the Board on June 4, 2015. The offer to join the Board was made 10 days ago but Messrs. Keddie and Casey have yet to respond to the offer, which remains open.

If you have any questions or require assistance in voting your WHITE proxy card, please contact our proxy solicitor, Alliance Advisors LLC, at:

Alliance Advisors LLC
www.allianceadvisorsllc.com
200 Broadacres Dr. #3
Bloomfield, NJ 07003
(973) 655-9200

Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission and mailed to stockholders a proxy statement and other documents related to the 2015 annual meeting on April 30, 2015. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELATED MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE 2015 ANNUAL MEETING AND RELATED MATTERS. Stockholders may obtain a free copy of the Company's proxy statement and any other documents filed by the Company with the SEC at the SEC's website (www.sec.gov) and in the investor relations section of the Company's website (http://essexrental.com).

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the election of directors and the 2015 annual meeting. Information about the executive officers and directors of the Company and the number of shares of the Company's common stock beneficially owned by such persons is set forth in the proxy statement filed on April 30, 2015.

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Please fill in, date and sign the proxy card provided with our previously delivered proxy statement, and mail it promptly in the postage-paid envelope provided to make sure that your shares are represented at the Meeting. If you attend the Meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card.

Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at:
http://www.viewproxy.com/essexrental/2015